EXHIBIT 99.1

WESTERN GAS ANNOUNCES
SECOND-QUARTER 2016 RESULTS

ANNOUNCES IMPROVED 2016 OUTLOOK

HOUSTON, July 26, 2016 – Western Gas Partners, LP (NYSE: WES) (“WES” or the “Partnership”) and Western Gas Equity Partners, LP (NYSE: WGP) (“WGP”) today announced second-quarter 2016 financial and operating results.
WESTERN GAS PARTNERS, LP
Net income (loss) available to limited partners for the second quarter of 2016 totaled $83.0 million, or $0.55 per common unit (diluted), with second-quarter 2016 Adjusted EBITDA(1) of $250.6 million and second-quarter 2016 Distributable cash flow(1) of $199.3 million.
WES previously declared a quarterly distribution of $0.830 per unit for the second quarter of 2016. This distribution represented a 2% increase over the prior quarter’s distribution and an 11% increase over the second-quarter 2015 distribution of $0.750 per unit. The second-quarter 2016 Coverage ratio(1) of 1.22 times was based on the quarterly distribution of $0.830 per unit and was calculated by dividing the quarter’s Distributable cash flow(1) by quarterly distributions declared payable to the general partner and common unitholders. Inclusion of $9.9 million(2) of the expected recoveries under WES’s business interruption insurance in Distributable cash flow(1) would result in a ratio of 1.29 times.

(1) Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.
(2) Represents the midpoint of WES’s anticipated range of $10 million to $15 million in reimbursable amounts for the quarter, less $2.6 million of proceeds received during the quarter which are included in Adjusted EBITDA.

“In addition to delivering another solid financial quarter, we reached several important milestones in the Delaware Basin. We resumed full service at Ramsey III, and also completed Ramsey IV on schedule,” said Chief Executive Officer, Don Sinclair. “Furthermore, Ramsey V and related facilities are due to come online at the end of the third quarter.”
Total throughput attributable to WES for natural gas assets for the second quarter of 2016 averaged 3.9 Bcf/d, which was 2% above the prior quarter and 12% below the second quarter of 2015(2). Total throughput for crude/NGL assets for the second quarter of 2016 averaged 187 MBbls/d, which was 2% above the prior quarter and 1% above the second quarter of 2015(2).
Capital expenditures attributable to WES, including equity investments but excluding acquisitions, totaled $116.3 million on a cash basis and $118.9 million on an accrual basis during the second quarter of 2016, with maintenance capital expenditures on a cash basis of $21.1 million, or 8% of Adjusted EBITDA(1). WES is adjusting its outlook ranges for full-year Adjusted EBITDA(1) to $930 million to $970 million(3), and for total capital expenditures (including equity investments but excluding acquisitions) to $490 million to $530 million.
WESTERN GAS EQUITY PARTNERS, LP
WGP indirectly owns the entire general partner interest in WES, 100% of the incentive distribution rights in WES and 50,132,046 WES common units. Net income (loss) available to limited partners for the second quarter of 2016 totaled $88.9 million, or $0.41 per common unit (diluted).
WGP previously declared a quarterly distribution of $0.43375 per unit for the second quarter of 2016. This distribution represented a 2% increase over the prior quarter’s distribution and a 19% increase over the second-quarter 2015 distribution of $0.36375 per unit. WGP received distributions from WES of $96.0 million attributable to the second quarter and will pay $95.0 million in distributions for the same period. The excellent performance of WES’s portfolio has reduced its need for additional equity, and WGP’s 2016 distribution growth rate will therefore be 19% to 21% depending on the size and timing of additional WES equity issuances, if any.

(1) Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.
(2) Financial and operational information for the second quarter of 2015 has been recast for the acquisition of Springfield.
(3) This press release contains a forward-looking estimate of the range of Adjusted EBITDA projected to be generated by WES in its 2016 fiscal year. A reconciliation of such estimated range to net cash provided by operating activities and net income is not provided because the items necessary to estimate such amounts are not reasonably accessible or estimable at this time.

CONFERENCE CALL TOMORROW AT 11 A.M. CDT
WES and WGP will host a joint conference call on Wednesday, July 27, 2016, at 11:00 a.m. Central Daylight Time (12:00 p.m. Eastern Daylight Time) to discuss second-quarter 2016 results. Individuals who would like to participate should dial 844-836-8745 (Domestic) or 412-317-5439 (International) approximately 15 minutes before the scheduled conference call time. Pre-registration is available through the investor relations page at www.westerngas.com. Pre-registrants will be issued a personal identification number to use when dialing in to the live conference call, which will enable the participant to bypass the operator and gain immediate access to the call. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westerngas.com. A replay of the conference call will also be available on the website for two weeks following the call.
Western Gas Partners, LP (“WES”) is a growth-oriented Delaware master limited partnership formed by Anadarko Petroleum Corporation to acquire, own, develop and operate midstream energy assets. With midstream assets located in the Rocky Mountains, the Mid-Continent, North-central Pennsylvania and Texas, WES is engaged in the business of gathering, processing, compressing, treating and transporting natural gas, condensate, natural gas liquids and crude oil for Anadarko, as well as for other producers and customers.
Western Gas Equity Partners, LP (“WGP”) is a Delaware master limited partnership formed by Anadarko to own the following types of interests in WES: (i) the general partner interest and all of the incentive distribution rights in WES, both owned through WGP’s 100% ownership of WES’s general partner, and (ii) a significant limited partner interest in WES.

For more information about Western Gas Partners, LP and Western Gas Equity Partners, LP, please visit www.westerngas.com.

This news release contains forward-looking statements. Western Gas Partners and Western Gas Equity Partners believe that their expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to safely and efficiently operate WES’s assets; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; the ability to meet projected in-service dates for capital growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” sections of WES’s and WGP’s most recent Forms 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in their other public filings and press releases. Western Gas Partners and Western Gas Equity Partners undertake no obligation to publicly update or revise any forward-looking statements.

# # #

WESTERN GAS CONTACT
Jonathon E. VandenBrand
Director, Investor Relations
jon.vandenbrand@anadarko.com
832.636.1007

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of (i) WES’s Distributable cash flow (non-GAAP) to net income (loss) attributable to Western Gas Partners, LP (GAAP), (ii) Adjusted EBITDA attributable to Western Gas Partners, LP (“Adjusted EBITDA”) (non-GAAP) to net income (loss) attributable to Western Gas Partners, LP (GAAP) and to net cash provided by operating activities (GAAP), and (iii) Adjusted gross margin attributable to Western Gas Partners, LP (“Adjusted gross margin”) (non-GAAP) to operating income (loss) (GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin, and Coverage ratio are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing its ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA, Adjusted gross margin and Coverage ratio, as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin and Coverage ratio should be considered in conjunction with net income (loss) and other applicable performance measures, such as operating income (loss) or cash flows from operating activities.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Distributable Cash Flow

WES defines Distributable cash flow as Adjusted EBITDA, plus interest income and the net settlement amounts from the sale and/or purchase of natural gas, condensate and NGLs under WES’s commodity price swap agreements to the extent such amounts are not recognized as Adjusted EBITDA, less net cash paid (or to be paid) for interest expense (including amortization of deferred debt issuance costs originally paid in cash, offset by non-cash capitalized interest), maintenance capital expenditures, Series A Preferred unit distributions and income taxes.

	Three Months Ended June 30,			Six Months Ended June 30,
thousands except Coverage ratio	2016		2015 (1)	2016		2015 (1)
Reconciliation of Net income (loss) attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income (loss) attributable to Western Gas Partners, LP	$164,521		$132,343	$280,581		$(24,150)
Add:
Distributions from equity investees	24,491		25,902	49,130		47,572
Non-cash equity-based compensation expense	1,246		1,163	2,549		2,275
Interest expense, net (non-cash settled) (2)	(15,461)		4,190	(10,924)		5,610
Income tax (benefit) expense	326		12,246	6,959		24,516
Depreciation and amortization (3)	66,650		67,904	131,089		136,231
Impairments	2,403		1,620	8,921		274,244
Above-market component of swap extensions with Anadarko	9,552		—	16,365		—
Other expense (3)	56		—	56		—
Less:
Gain (loss) on divestiture and other, net	(1,907)		—	(2,539)		(6)
Equity income, net – affiliates	19,693		18,941	36,507		37,161
Cash paid for maintenance capital expenditures (3)	21,085		11,992	39,982		26,105
Capitalized interest	1,482		2,693	3,331		5,787
Cash paid for (reimbursement of) income taxes	—		—	67		(138)
Series A Preferred unit distributions	14,082		—	15,969		—
Other income (3)	—		68	122		137
Distributable cash flow	$199,349		$211,674	$391,287		$397,252
Distributions declared (4)
Limited partners – common units	$108,458			$214,951
General partner	54,369			106,781
Total	$162,827			$321,732
Coverage ratio	1.22	x		1.22	x

(1)
In March 2016, WES acquired Springfield Pipeline LLC (“Springfield”) from Anadarko. Springfield owns a 50.1% interest in an oil gathering system and a gas gathering system, such interest being referred to as the “Springfield interest.” Financial information has been recast to include the financial position and results attributable to the Springfield interest.

(2)	Includes accretion revisions related to the Deferred purchase price obligation - Anadarko associated with the acquisition of DBJV.

(3)	Includes WES’s 75% share of depreciation and amortization; other expense; cash paid for maintenance capital expenditures; and other income attributable to Chipeta.

(4)	Reflects cash distributions of $0.830 and $1.645 per unit declared for the three and six months ended June 30, 2016, respectively.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted EBITDA Attributable to Western Gas Partners, LP

WES defines Adjusted EBITDA as net income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investees, non-cash equity-based compensation expense, interest expense, income tax expense, depreciation and amortization, impairments, and other expense (including lower of cost or market inventory adjustments recorded in cost of product), less gain (loss) on divestiture and other, net, income from equity investments, interest income, income tax benefit and other income.

	Three Months Ended June 30,		Six Months Ended June 30,
thousands	2016	2015 (1)	2016	2015 (1)
Reconciliation of Net income (loss) attributable to Western Gas Partners, LP to Adjusted EBITDA attributable to Western Gas Partners, LP
Net income (loss) attributable to Western Gas Partners, LP	$164,521	$132,343	$280,581	$(24,150)
Add:
Distributions from equity investees	24,491	25,902	49,130	47,572
Non-cash equity-based compensation expense	1,246	1,163	2,549	2,275
Interest expense	12,883	27,604	44,919	50,564
Income tax expense	326	12,246	6,959	24,516
Depreciation and amortization (2)	66,650	67,904	131,089	136,231
Impairments	2,403	1,620	8,921	274,244
Other expense (2)	56	—	56	—
Less:
Gain (loss) on divestiture and other, net	(1,907)	—	(2,539)	(6)
Equity income, net – affiliates	19,693	18,941	36,507	37,161
Interest income – affiliates	4,225	4,225	8,450	8,450
Other income (2)	—	68	122	137
Adjusted EBITDA attributable to Western Gas Partners, LP	$250,565	$245,548	$481,664	$465,510

Reconciliation of Adjusted EBITDA attributable to Western Gas Partners, LP to Net cash provided by operating activities
Adjusted EBITDA attributable to Western Gas Partners, LP	$250,565	$245,548	$481,664	$465,510
Adjusted EBITDA attributable to noncontrolling interest	3,456	3,463	7,133	7,335
Interest income (expense), net	(8,658)	(23,379)	(36,469)	(42,114)
Uncontributed cash-based compensation awards	(86)	(68)	(158)	(145)
Accretion and amortization of long-term obligations, net	(14,522)	4,958	(9,055)	7,070
Current income tax benefit (expense)	(198)	(11,673)	(4,979)	(18,134)
Other income (expense), net	(53)	71	71	142
Distributions from equity investments in excess of cumulative earnings – affiliates	(5,827)	(5,574)	(10,611)	(8,538)
Changes in operating working capital:
Accounts receivable, net	(45,800)	(26,725)	(33,242)	(41,358)
Accounts and imbalance payables and accrued liabilities, net	(20,205)	(8,389)	(2,227)	4,407
Other	(1,309)	(744)	1,739	(1,854)
Net cash provided by (used in) operating activities	$157,363	$177,488	$393,866	$372,321
Cash flow information of Western Gas Partners, LP
Net cash provided by (used in) operating activities			$393,866	$372,321
Net cash provided by (used in) investing activities			(952,824)	(371,878)
Net cash provided by (used in) financing activities			618,692	20,271

(1)	Financial information has been recast to include the financial position and results attributable to the Springfield interest.

(2)	Includes WES’s 75% share of depreciation and amortization; other expense; and other income attributable to Chipeta.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted gross margin attributable to Western Gas Partners, LP

WES defines Adjusted gross margin as total revenues and other, less cost of product and reimbursements for electricity-related expenses recorded as revenue, plus distributions from equity investees and excluding the noncontrolling interest owner’s proportionate share of revenue and cost of product.

	Three Months Ended June 30,		Six Months Ended June 30,
thousands	2016	2015 (1)	2016	2015 (1)
Reconciliation of Adjusted gross margin attributable to Western Gas Partners, LP to Operating income (loss)
Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets	$294,661	$293,560	$571,190	$564,806
Adjusted gross margin for crude/NGL assets	34,593	33,237	69,288	64,641
Adjusted gross margin attributable to Western Gas Partners, LP	329,254	326,797	640,478	629,447
Adjusted gross margin attributable to noncontrolling interest	4,183	4,661	8,604	9,469
Gain (loss) on divestiture and other, net	(1,907)	—	(2,539)	(6)
Proceeds from business interruption insurance claims	2,603	—	2,603	—
Equity income, net – affiliates	19,693	18,941	36,507	37,161
Reimbursed electricity-related charges recorded as revenues	14,869	13,221	30,537	25,031
Less:
Distributions from equity investees	24,491	25,902	49,130	47,572
Operation and maintenance	75,173	77,837	151,386	154,022
General and administrative	10,883	9,408	22,160	20,489
Property and other taxes	12,078	9,586	22,428	18,866
Depreciation and amortization	67,305	68,554	132,400	137,529
Impairments	2,403	1,620	8,921	274,244
Operating income (loss)	$176,362	$170,713	$329,765	$48,380

(1)	Financial information has been recast to include the financial position and results attributable to the Springfield interest.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
thousands except per-unit amounts	2016	2015 (1)	2016	2015 (1)
Revenues and other
Gathering, processing and transportation	$301,136	$290,900	$595,140	$561,168
Natural gas and natural gas liquids sales	126,993	174,202	215,549	339,874
Other	535	891	1,116	1,957
Total revenues and other	428,664	465,993	811,805	902,999
Equity income, net – affiliates	19,693	18,941	36,507	37,161
Operating expenses
Cost of product	104,849	147,216	181,316	286,624
Operation and maintenance	75,173	77,837	151,386	154,022
General and administrative	10,883	9,408	22,160	20,489
Property and other taxes	12,078	9,586	22,428	18,866
Depreciation and amortization	67,305	68,554	132,400	137,529
Impairments	2,403	1,620	8,921	274,244
Total operating expenses	272,691	314,221	518,611	891,774
Gain (loss) on divestiture and other, net	(1,907)	—	(2,539)	(6)
Proceeds from business interruption insurance claims	2,603	—	2,603	—
Operating income (loss)	176,362	170,713	329,765	48,380
Interest income – affiliates	4,225	4,225	8,450	8,450
Interest expense	(12,883)	(27,604)	(44,919)	(50,564)
Other income (expense), net	(53)	71	71	142
Income (loss) before income taxes	167,651	147,405	293,367	6,408
Income tax (benefit) expense	326	12,246	6,959	24,516
Net income (loss)	167,325	135,159	286,408	(18,108)
Net income attributable to noncontrolling interest	2,804	2,816	5,827	6,042
Net income (loss) attributable to Western Gas Partners, LP	$164,521	$132,343	$280,581	$(24,150)
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Partners, LP	$164,521	$132,343	$280,581	$(24,150)
Pre-acquisition net (income) loss allocated to Anadarko	—	(18,719)	(11,326)	(43,758)
Series A Preferred units interest in net (income) loss	(23,121)	—	(25,450)	—
General partner interest in net (income) loss	(58,381)	(45,971)	(113,781)	(83,148)
Common and Class C limited partners’ interest in net income (loss)	$83,019	$67,653	$130,024	$(151,056)
Net income (loss) per common unit – basic and diluted	$0.55	$0.46	$0.86	$(1.14)
Weighted-average common units outstanding – basic	130,669	128,481	129,830	128,111
Weighted-average common units outstanding – diluted	163,227	139,504	153,291	139,092

(1)	Financial information has been recast to include the financial position and results attributable to the Springfield interest.

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	June 30, 2016	December 31, 2015 (1)
Current assets	$385,253	$299,217
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	5,002,144	4,858,779
Other assets	1,856,705	1,883,201
Total assets	$7,504,102	$7,301,197
Current liabilities	$241,565	$235,488
Long-term debt	2,932,004	2,690,651
Asset retirement obligations and other	143,159	268,356
Deferred purchase price obligation – Anadarko	29,150	188,674
Total liabilities	$3,345,878	$3,383,169
Equity and partners’ capital
Series A Preferred units (21,922,831 and zero units issued and outstanding at June 30, 2016, and December 31, 2015, respectively)	$617,094	$—
Common units (130,671,970 and 128,576,965 units issued and outstanding at June 30, 2016, and December 31, 2015, respectively)	2,613,806	2,588,991
Class C units (11,946,008 and 11,411,862 units issued and outstanding at June 30, 2016, and December 31, 2015, respectively)	729,731	710,891
General partner units (2,583,068 units issued and outstanding at June 30, 2016, and December 31, 2015)	131,842	120,164
Net investment by Anadarko	—	430,598
Noncontrolling interest	65,751	67,384
Total liabilities, equity and partners’ capital	$7,504,102	$7,301,197

(1)	Financial information has been recast to include the financial position and results attributable to the Springfield interest.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
thousands	2016	2015 (1)
Cash flows from operating activities
Net income (loss)	$286,408	$(18,108)
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in working capital:
Depreciation and amortization	132,400	137,529
Impairments	8,921	274,244
(Gain) loss on divestiture and other, net	2,539	6
Change in other items, net	(36,402)	(21,350)
Net cash provided by (used in) operating activities	$393,866	$372,321
Cash flows from investing activities
Capital expenditures	$(255,923)	$(361,798)
Contributions in aid of construction costs from affiliates	3,854	—
Acquisitions from affiliates	(715,199)	(9,056)
Acquisitions from third parties	—	(3,514)
Investments in equity affiliates	139	(6,770)
Distributions from equity investments in excess of cumulative earnings – affiliates	10,611	8,538
Proceeds from the sale of assets to affiliates	613	700
Proceeds from the sale of assets to third parties	137	22
Proceeds from property insurance claims	2,944	—
Net cash provided by (used in) investing activities	$(952,824)	$(371,878)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$530,000	$769,694
Repayments of debt	(290,000)	(520,000)
Increase (decrease) in outstanding checks	(1,314)	(2,938)
Proceeds from the issuance of common units, net of offering expenses	25,000	57,376
Proceeds from the issuance of Series A Preferred units, net of offering expenses	686,940	—
Distributions to unitholders	(313,380)	(259,247)
Distributions to noncontrolling interest owner	(7,460)	(7,175)
Net contributions from (distributions to) Anadarko	(27,459)	(17,439)
Above-market component of swap extensions with Anadarko	16,365	—
Net cash provided by (used in) financing activities	$618,692	$20,271
Net increase (decrease) in cash and cash equivalents	$59,734	$20,714
Cash and cash equivalents at beginning of period	98,033	67,054
Cash and cash equivalents at end of period	$157,767	$87,768

(1)	Financial information has been recast to include the financial position and results attributable to the Springfield interest.

Western Gas Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015 (1)	2016	2015 (1)
Throughput for natural gas assets (MMcf/d)
Gathering, treating and transportation	1,508	1,920	1,553	1,942
Processing	2,320	2,465	2,226	2,362
Equity investment (2)	170	172	178	169
Total throughput for natural gas assets	3,998	4,557	3,957	4,473
Throughput attributable to noncontrolling interest for natural gas assets	128	159	132	161
Total throughput attributable to Western Gas Partners, LP for natural gas assets	3,870	4,398	3,825	4,312
Throughput for crude/NGL assets (MBbls/d)
Gathering, treating and transportation	59	74	59	75
Equity investment (3)	128	111	127	109
Total throughput for crude/NGL assets	187	185	186	184
Adjusted gross margin per Mcf attributable to Western Gas Partners, LP for natural gas assets (4)	$0.84	$0.73	$0.82	$0.72
Adjusted gross margin per Bbl for crude/NGL assets (5)	2.03	1.98	2.05	1.95

(1)	Throughput and adjusted gross margin have been recast to include results attributable to the Springfield interest.

(2)	Represents WES’s 14.81% share of average Fort Union throughput and 22% share of average Rendezvous throughput.

(3)
Represents WES’s 10% share of average White Cliffs throughput, WES’s 25% share of average Mont Belvieu JV throughput, WES’s 20% share of average TEG and TEP throughput, and WES’s 33.33% share of average FRP throughput.

(4)
Average for period. Calculated as Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets (total revenues and other for natural gas assets, less reimbursements for electricity-related expenses recorded as revenue and cost of product for natural gas assets, plus distributions from WES’s equity investments in Fort Union and Rendezvous, and excluding the noncontrolling interest owner’s proportionate share of revenue and cost of product), divided by total throughput (MMcf/d) attributable to Western Gas Partners, LP for natural gas assets.

(5)
Average for period. Calculated as Adjusted gross margin for crude/NGL assets (total revenues and other for crude/NGL assets, less reimbursements for electricity-related expenses recorded as revenue and cost of product for crude/NGL assets, plus distributions from WES’s equity investments in White Cliffs, the Mont Belvieu JV, TEG, TEP and FRP), divided by total throughput (MBbls/d) for crude/NGL assets.

Western Gas Equity Partners, LP
CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION
(Unaudited)

thousands except per-unit amount and Coverage ratio	Three Months Ended June 30, 2016
Distributions declared by Western Gas Partners, LP:
General partner interest	$3,156
Incentive distribution rights	51,213
Common units held by WGP	41,610
Less:
Public company general and administrative expense	1,004
Interest expense	547
Cash available for distribution	$94,428
Declared distribution per common unit	$0.43375
Distributions declared by Western Gas Equity Partners, LP	$94,958
Coverage ratio	0.99	x

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
thousands except per-unit amounts	2016	2015 (1)	2016	2015 (1)
Revenues and other
Gathering, processing and transportation	$301,136	$290,900	$595,140	$561,168
Natural gas and natural gas liquids sales	126,993	174,202	215,549	339,874
Other	535	891	1,116	1,957
Total revenues and other	428,664	465,993	811,805	902,999
Equity income, net – affiliates	19,693	18,941	36,507	37,161
Operating expenses
Cost of product	104,849	147,216	181,316	286,624
Operation and maintenance	75,173	77,837	151,386	154,022
General and administrative	11,887	10,183	24,402	22,099
Property and other taxes	12,093	9,612	22,443	18,892
Depreciation and amortization	67,305	68,554	132,400	137,529
Impairments	2,403	1,620	8,921	274,244
Total operating expenses	273,710	315,022	520,868	893,410
Gain (loss) on divestiture and other, net	(1,907)	—	(2,539)	(6)
Proceeds from business interruption insurance claims	2,603	—	2,603	—
Operating income (loss)	175,343	169,912	327,508	46,744
Interest income – affiliates	4,225	4,225	8,450	8,450
Interest expense	(13,429)	(27,604)	(45,568)	(50,566)
Other income (expense), net	(36)	80	105	160
Income (loss) before income taxes	166,103	146,613	290,495	4,788
Income tax (benefit) expense	326	12,246	6,959	24,516
Net income (loss)	165,777	134,367	283,536	(19,728)
Net income (loss) attributable to noncontrolling interests	76,914	46,716	112,857	(91,007)
Net income (loss) attributable to Western Gas Equity Partners, LP	$88,863	$87,651	$170,679	$71,279
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Equity Partners, LP	$88,863	$87,651	$170,679	$71,279
Pre-acquisition net (income) loss allocated to Anadarko	—	(18,719)	(11,326)	(43,758)
Limited partners’ interest in net income (loss)	$88,863	$68,932	$159,353	$27,521
Net income (loss) per common unit – basic and diluted	$0.41	$0.31	$0.73	$0.13
Weighted-average common units outstanding – basic and diluted	218,921	218,912	218,920	218,911

(1)	Financial information has been recast to include the financial position and results attributable to the Springfield interest.

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	June 30, 2016	December 31, 2015 (1)
Current assets	$387,167	$301,364
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	5,002,144	4,858,779
Other assets	1,858,502	1,883,201
Total assets	$7,507,813	$7,303,344
Current liabilities	$241,706	$235,565
Long-term debt	2,960,004	2,690,651
Asset retirement obligations and other	143,159	268,356
Deferred purchase price obligation – Anadarko	29,150	188,674
Total liabilities	$3,374,019	$3,383,246
Equity and partners’ capital
Common units (218,922,303 and 218,919,380 units issued and outstanding at June 30, 2016, and December 31, 2015, respectively)	$1,052,619	$1,060,842
Net investment by Anadarko	—	430,598
Noncontrolling interests	3,081,175	2,428,658
Total liabilities, equity and partners’ capital	$7,507,813	$7,303,344

(1)	Financial information has been recast to include the financial position and results attributable to the Springfield interest.

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
thousands	2016	2015 (1)
Cash flows from operating activities
Net income (loss)	$283,536	$(19,728)
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in working capital:
Depreciation and amortization	132,400	137,529
Impairments	8,921	274,244
(Gain) loss on divestiture and other, net	2,539	6
Change in other items, net	(35,581)	(20,828)
Net cash provided by (used in) operating activities	$391,815	$371,223
Cash flows from investing activities
Capital expenditures	$(255,923)	$(361,798)
Contributions in aid of construction costs from affiliates	3,854	—
Acquisitions from affiliates	(715,199)	(9,056)
Acquisitions from third parties	—	(3,514)
Investments in equity affiliates	139	(6,770)
Distributions from equity investments in excess of cumulative earnings – affiliates	10,611	8,538
Proceeds from the sale of assets to affiliates	613	700
Proceeds from the sale of assets to third parties	137	22
Proceeds from property insurance claims	2,944	—
Net cash provided by (used in) investing activities	$(952,824)	$(371,878)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$556,017	$769,694
Repayments of debt	(290,000)	(521,150)
Increase (decrease) in outstanding checks	(1,314)	(2,938)
Proceeds from the issuance of WES common units, net of offering expenses	—	57,376
Proceeds from the issuance of WES Series A Preferred units, net of offering expenses	686,940	—
Distributions to WGP unitholders	(181,156)	(143,386)
Distributions to Chipeta noncontrolling interest owner	(7,460)	(7,175)
Distributions to noncontrolling interest owners of WES	(130,947)	(112,278)
Net contributions from (distributions to) Anadarko	(27,459)	(17,439)
Above-market component of swap extensions with Anadarko	16,365	—
Net cash provided by (used in) financing activities	$620,986	$22,704
Net increase (decrease) in cash and cash equivalents	$59,977	$22,049
Cash and cash equivalents at beginning of period	99,694	67,213
Cash and cash equivalents at end of period	$159,671	$89,262

(1)	Financial information has been recast to include the financial position and results attributable to the Springfield interest.